STATE OF WASHINGTON

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

to

RMX REIT, INC.



UBI Number:  601 799 020    Date:  June 19, 1997


ARTICLES OF INCORPORATION

OF

RMX REIT, INC.



ARTICLE I

	The name of the corporation is RMX REIT, INC.

ARTICLE II

	The term of existence of this corporation shall be perpetual.

ARTICLE III

	This corporation is organized for any lawful purposes more specifically described as follows:

	(1)	The general purpose of this corporation is to purchase and
manage interest in real property, whose principal income shall be derived from and relating to those interest in real property.

	(2)	The corporation may conduct and perform any and all other
activities reasonably connected with, or similar to, or incidental to, carrying out the above purpose.

	(3)	This corporation shall have the power:

 	(a)	To have perpetual succession by its corporate name.
		(b)	To sue and be sued, complain and defend, in its corporate name.
		(c)	To have a corporate seal which may be altered at pleasure,
      and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

 	(d)	To purchase, take, receive, lease, or otherwise acquire,
      own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

		(e)	To sell, convey, mortgage, pledge, lease, exchange,
      transfer and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

		(f)	To lend money and use its credit to assist its stockholders.

		(g)	To purchase, take, receive, subscribe for, or otherwise
      acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or foreign corporation, associations, partnerships or individuals, or direct or indirect obligations of the United
      States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

		(h)	To make contracts and incur liabilities, borrow money at
      such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises and income.

		(i)	To make guarantees respecting the contracts, securities,
      or obligations of any person (including, but not limited to, any shareholder, any affiliated or unaffiliated individual, domestic or foreign corporation, partnership, association, joint venture or trust) if such guarantee may reasonably be expected to benefit, directly or indirectly, the guarantor corporation. As to the enforceability of the guarantee, the decision of the board of directors that the guarantee may be reasonably expected to benefit, directly or indirectly, the guarantor corporation shall be binding in respect to the tissue of benefit to the guarantor corporation.

		(j)	To lend money for its corporate purposes, invest and
      reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

		(k)	To conduct its business, carry on its operations, and have
      offices and exercise the powers granted by these articles of statutes of the State of Washington, within or without the State of Washington.

 	(l)	To elect or appoint officers and agents of the corporation,
      and define their duties and fix their compensation.

		(m)	To make and alter bylaws, not inconsistent with these
      articles of incorporation or the laws of the State of Washington, for the administration and regulation of the affairs of the corporation.

		(n)	To make donations for the public welfare or for
      charitable, scientific or educational purposes; and in times of war to make donations in aid of war activities.

		(o)	To transact any lawful business which the board of
      directors finds will be of a benefit to the corporation.

		(p)	To pay pensions and establish pension plans, pension
      trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

		(q)	To be a promoter, partner, member, associate, or manager
      of any partnership, joint venture, trust, or other enterprise.

		(r)	To cease its corporate activities and surrender its
      corporate activities and surrender its corporate franchise.

		(s)	To exercise all powers necessary or convenient to effect
      its purposes.

PROVIDED, HOWEVER, that nothing herein contained shall be deemed to authorize or permit the corporation to carry on any business, to exercise any power or do any act which a corporation formed under the Washington Business Corporation Act of the State of Washington, or any amendment thereto or substitute therefore, may not at any time lawfully carry on or do.

ARTICLE IV

	The address of the registered officer of the corporation is 220 West Mercer Street #400, Seattle, Washington 98119, and the name of the registered agent at such address is Richard A. Ekman.

ARTICLE V

	The total authorized number of shares of the common stock in the corporation is TWO MILLION FOUR HUNDRED THOUSAND (2,400,000)
SHARES and shall be initially issued at an offering price not less than five dollars ($5.00) per share. In event the initial offering is ceased, those remaining authorized but unissued shares shall be available to existing shareholders at the offering price of five dollars ($5.00) per share. Subsequent shares may be issued by Board of Director's resolution after amendment of these Articles of Incorporation to existing shareholders as follows:

	(1)	The shares may be issued for such consideration as shall be
authorized by the Board of Directors establishing a price (in money or other consideration) or a minimum price or a general formula or method by which the price will be determined.

	(2)	Upon authorization by the Board of Directors, the
corporation may issue its own shares in exchange for or in conversion of its outstanding shares, or distribute its own shares, pro rata to its shareholders to effectuate stock dividends or splits, and any such transaction shall not require consideration.

	(3)	Shares may be issued at a price determined by the Board of
Directors, or the Board may set a minimum price or establish a formula or method by which the price may be determined.

	(4)	Consideration for shares may consist of cash, promissory
notes, services performed, contracts for services to be performed, or any other tangible or intangible property. If shares are issued for other than cash, the Board of Directors shall determine the value of the consideration.

	(5)	Shares issued when the corporation receives the
consideration determined by the board are validly issued, fully paid, and nonassessable.

	(6)	A good faith judgment of the Board of Directors as to the
value of the consideration received for shares is conclusive.

	(7)	The corporation may place shares issued for a contract for
future services or a promissory note in escrow, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are preformed or the note is paid. If the services are not performed or the note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

	(8)	The reasonable charges and expenses of organization or
reorganization of this corporation, and the reasonable expenses of any compensation for the sale of its shares, amy be paid or allowed by such corporation out of the consideration received by it in payment for its shares without thereby rendering such shares assessable. The reasonable expenses are determined in accordance with paragraph (6) above.

ARTICLE VI

	(1)	The holders of the common stock of the corporation do not
have any preemptive right to purchase shares of the corporation that may be authorized but not issued.

	(2)	The Board of Directors may reasonably restrict the sale or
subsequent transfer of the stock of this corporation in order to protect the favorable tax status of the corporation, to the extent necessary to do so.

	(3)	In the event that any stockholder(s) disagrees, and has a
legal basis for the disagreement, the controversy shall be submitted to arbitration pursuant to Article XII below.

ARTICLE VII

	All corporate powers shall be exercised by and under authority of, and the business and affairs of this corporation shall be managed under the direction of, the Board of Directors according to the laws of the State of Washington and as contained in these Articles of Incorporation.

	(1)	The directors of the corporation shall be five (5) in
number.

	(2)	The first directors shall serve until the first meeting of
shareholders and until their successors are elected and qualified. There shall be five (5) members of the Board of Directors unless a bylaw is adopted changing the number of board members. The number of directors necessary to constitute a quorum shall be three (3) board members or a simple majority of the members of the board, whichever is more. The board of directors may fill any vacancy by the affirmative vote of the majority of the remaining directors for the unexpired term of the director whose position was vacated. Any director may be removed and replaced by a special meeting of the shareholders for any reason.

	(3)	The initial bylaws of the corporation shall be adopted by
the first directors by simply majority vote. The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested exclusively in the board of directors. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation, including the terms of the board of director, not inconsistent with the law or these articles of incorporation.

	(4)	The board of directors shall have the authority to carry
out the purposes of the corporation as stated in Article III above, subject only to the restrictions of the laws of the State of Washington or the laws of the United States.

	(5)	The board of directors shall be elected by every
shareholder entitled to vote, in person or by proxy. The term of office shall be one year and all directors shall be elected at the annual meeting of the shareholders. Each share, entitled to be voted, shall be entitled to one vote per share on all business matters, including the election or removal of Board Members. There is no cumulative voting in this corporation.

	(6)	Three (3) directors, or a simple majority of the members of
the board, whichever is greater, constitutes a quorum sufficient to accomplish the business of the corporation. Any director attending the meeting shall be deemed to have waived notice of the meeting, because that person had actual notice of the meeting. A five day notice of the meeting shall be given, if necessary, in such a manner reasonably calculated to effectuate actual notice. The meeting may be held at such place within or without the State of Washington as may be stated in or fixed in accordance with the Bylaws. If no place is so stated in the notice, the meeting shall be held at the principal place of business of the corporation.

	(7)	The directors may participate in a meeting of the directors
by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

	(8)	Special meetings of the directors may be called by the
board of directors or by any individual director. A simple majority of those directors present shall constitute the act of the Board of Directors.

	(9)	Any action required by the directors to be taken at a
meeting of the directors of this corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent is writing, setting forth the action so taken, is signed by a two thirds majority of the directors entitled to vote with respect to the subject matter thereof. The consent shall have the same force and effect as a majority vote of directors.

	(10)	No contracts or other transactions between the corporation
and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation.

	(11)	Any director individual, or any firm in which any director
may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that eh fact that any or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

	(12)	Any vacancy occurring in the board of directors may be
filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.
A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

	(13)	The Board of Directors shall be empowered to take
appropriate action to maintain the REIT tax status (IRC Section
856 et. seq.) of the corporation.

	(14)	The Board of Directors may appoint an executive committee
of at least three (3) Board members who shall be empowered to conduct all corporate business except the following:

		(a)	Amend these Articles of Incorporation:
		(b)	Making recommendations to the shareholders without full
Board of Directors concurrence;
		(c)	Approving any act contrary to the general purpose of the
corporation.

ARTICLE VIII

	There shall be only one type of Common Stock, that being TWO MILLION FOUR HUNDRED THOUSAND (2,400,000) shares of common stock unless these Articles of Incorporation be duly amended. The
Board of Directors shall have the authority to issue any other type of stock allowed by law, provided these Articles of Incorporation shall be first duly amended.

ARTICLE IX

	(1)	There shall be at least one annual stockholders meeting,
notice of which shall be given according to the laws of the
State of Washington.  The percentage of shares entitled to vote shall be at least thirty three percent (33%) in order to
constitute a quorum sufficient to accomplish the business of the
corporation.  Any shareholder attending the meeting 	shall be
deemed to have waived notice of the meeting, because that person had actual notice of the meeting. Notice of the meeting shall be given according to the laws of the State of Washington. The meeting may be held at such place within or without the State of Washington as amy be stated in or fixed in accordance with the bylaws. If no place is so stated in the notice, the meeting shall be held at the principal place of business of the corporation.

	(2)	The shareholders may participate in a meeting of the
shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating the meeting can hear each other at the same time, and participation by such means shall constitute presence in person a meeting.

	(3)	Special meetings of the shareholders may be called by the
board of directors or the holders of not less than one-tenth
(1/10th) of all the shares entitled to vote at the meeting.

	(4)	Any action required by the shareholders to be taken at a
meeting of the shareholders of this corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
The consent shall have the same force and effect as a unanimous vote of shareholders.

ARTICLE X

	The Board of Directors, upon ratification of a majority of the shareholders of record, shall have the right to amend, alter, change or repeal any provision constrained in these Articles of Incorporation.

ARTICLE XI

	The directors shall be deemed to be in a fiduciary relationship to the shareholders. The directors shall be indemnified and held harmless by the company for losses arising from the operations of the Company if all of the following conditions are met;

	(1)	The director has determined, in good faith, that the course
of conduct which caused the loss of liability was in the best interest of the company, and

	(2)	Such liability or loss was not the result of negligence or
misconduct by the director, and

	(3)	Such indemnification or agreement to hold harmless is
recoverable only out of the assets of the company and not from the shareholders. Indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including reasonable attorney fees, arising from or out of any violation of state or federal securities laws associated with the offer and sale of company shares. Indemnification shall be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either;

		(a)	Approve the settlement and find the indemnification of the
settlement and related costs should be made, or

		(b)	Approve indemnification of litigation costs if a
successful defense is made.

	(4)	Every application for registration must contain an
undertaking that the director seeking indemnification will appraise the court of the position of the Administrator of the Securities Division of the Department of Financial Institutions for the State of Washington.

ARTICLE XII

	Any controversy or claim arising out of or relating to these Articles of Incorporation or the By-Laws of this corporation, including but not limited to the interpretation of any term herein contained, any voting deadlock regarding the Board of Directors or the Stockholders, or the breach thereof, shall be settled by arbitration in accordance with the Commercial
Arbitration Rules of the American Arbitration Association, and the judgment upon the award rendered by the Arbitrator(s) shall be binding and may be entered in any court having jurisdiction thereof. Jurisdiction for all internal corporate disputes shall be in the State of Washington and venue shall be in Spokane
County (or the Federal Court for the Eastern District of
Washington only if that Court has proper jurisdiction as established by law or custom.)

ARTICLE XIII

	The Corporation shall make every effort to qualify as a Real Estate Investment Trust pursuant to the Internal Revenue Code
Section 846 et.seq. as presently in adopted and in force in 1997, or as amended thereafter. In order to comply with IRC
Code Section 856(h), no individual shareholder shall be entitled to own more than 9.8% of the outstanding and issued stock of the corporation unless the Corporate Secretary affirms in writing that the company will be in full compliance with the Internal Revenue Code Sections regarding closely held determinations and also obtain an opinion of Counsel, to be placed in the records of the corporation prior to the issuance of said stock. The
Board of Directors shall also insure that the Bylaws and management of the corporation conforms to the relevant provisions of the Internal Revenue Code, the NASAA guidelines and the Washington Administrative Code regarding the operations of this company as a Real Estate Investment Trust. In event of a conflict between the provisions of the Internal Revenue
Code,the NASAA guidelines and the Washington Administrative
Code, the directors shall adhere to the provisions contained int eh Internal Revenue Code to maintain the REIT status for the company.

ARTICLE IX

	The name and address of the incorporator is:  Douglas M.
O'Coyne, Sr., South 9 Washington, Suite 612, Spokane,
Washington, 99201.

	IN WITNESS WHEREOF, the incorporator has affixed his signature below this 12 day of June, 1997.


							DOUGLAS M. O'COYNE, SR.,
							Incorporator


STATE OF WASHINGTON	)
               					)	ss.
County of Spokane			)


	On this day personally appeared before me, DOUGLAS M. O'COYNE, SR. to me known to be the individual described herein and who executed these Articles of Incorporation, and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mention.


	GIVEN under my hand and official seal this 12  day of June 1997.

						SHARI L. HOLDREN
						Notary Public in and for the State
						of Washington, residing at Spokane
						Print Name:  Shari L. Holdren
						My Commission Expires: 8/26/98.

CONSENT TO APPOINTMENT AS REGISTERED AGENT

	I, Richard A. Ekman, hereby consent to serve as Registered Agent, in the State of Washington, for the corporation herein named, RMX REIT, INC. I understand that as agent for the corporation, it will be my responsibility to accept service of process in the name of the corporation; to forward corporate license renewal mailings to the corporation; and to immediately notify the Office of the Secretary of State in the event of my resignation or of any change in the Registered Office address of the corporation for which I am agent.

	DATED this 18 day of June, 1997.

						RMX REIT, INC.

						RICHARDA. EKMAN
						By:  RICHARD A. EKMAN
						Registered Agent for the Corporation


STATE OF WASHINGTON	)
               					)	ss.
County of Spokane			)


	On this day personally appeared before me, Richard A. Ekman to me known to be the individual described herein and who hereby consented to serve as the registered agent for service of process as stated above by affixing his signature above, and he did acknowledge that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.


	GIVEN under my hand and official seal this 18 day of June, 1997.


						ROBBIE D. GOODRICH
						Notary Public in and for the State
						of Washington, residing at Seattle
						Print Name:  Robbie D. Goodrich
						My Commission Expires: 9-29-2000